As filed with the Securities and Exchange Commission on August 21, 2020

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-0303916
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

(913) 213-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan, as Amended

(Full title of the Plan)

Kevin M. Connor, Esq.

Senior Vice President, General Counsel & Secretary

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

(913) 213-2000

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

Kirstin P. Salzman, Esq.

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, Missouri 64112

(816) 983-8316

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	5,526,000	$5.35	$29,564,100	$3837.42

(1)	Represents additional shares of the Class A common stock, par value $0.01 per share (the “Common Stock”), of AMC Entertainment Holdings, Inc. (the “Registrant”) authorized for issuance under the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Common Stock that may be offered or issued under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on August 18, 2020, which was $5.35.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers an additional 5,526,000 shares of the Registrant’s Common Stock that may be offered and sold under the Plan. On March 17, 2020, the Board of Directors of the Company approved the Second Amendment to the Plan (the “Plan Amendment”) to increase the number of shares of the Registrant’s Common Stock that may be issued under the Plan from 9,474,000 to 15,000,000 total shares, an increase of 5,526,000 shares (the “New Shares”), subject to stockholder approval at the Company’s 2020 Annual Meeting of Stockholders. On July 29, 2020, the stockholders approved the Plan Amendment. The proxy statement delivered to stockholders had a typographical error that indicated the increase in shares was 5,226,000 instead of 5,526,000.

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed registration statement on Form S-8 relating to the Plan (File No. 333-192912, filed with the Securities and Exchange Commission on December 18, 2013), including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated into this Registration Statement by reference:

1.	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 001-33892), filed with the Commission on February 28, 2020, under the Exchange Act;
2.	the Registrant’s Quarterly Report for the quarter ended March 31, 2020 on Form 10-Q (Commission File No. 001-33892) filed with the Commission on June 9, 2020 and the Registrant’s Quarterly Report for the quarter ended June 30, 2020 on Form 10-Q (Commission File No. 001-33892), filed with the Commission on August 6, 2020;
3.	the Registrant’s Current Reports on Form 8-K (Commission File No. 001-33892) filed with the Commission on January 8, 2020, February 27, 2020, March 3, 2020, March 20, 2020, March 24, 2020, April 24, 2020, April 29, 2020, July 10, 2020, July 23, 2020, and July 31, 2020 (other than information in such Current Reports deemed to have been furnished and not filed in accordance with the rules of the Commission); and
4.	the description of the Registrant’s Common Stock contained in the Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-33892) filed with the Commission on February 28, 2020, and all amendments and reports filed with the Commission for the purpose of updating such description

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
5.1*	Opinion of Husch Blackwell LLP
10.1	AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan (incorporated by reference from Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 1-33892) filed on November 7, 2014).
10.2	AMC Entertainment Holdings, Inc. Clarifying Amendment to 2013 Equity Incentive Plan (incorporated by reference from Exhibit 10.27(a) to the Company’s Annual Report on Form 10-K (File No. 1-33892) filed on March 10, 2015).
10.3	Second Amendment to the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan (incorporated herein by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 1-33892) filed on July 31, 2020)
23.1*	Consent of Husch Blackwell LLP (Contained in opinion filed as Exhibit 5.1 to this Registration Statement)
23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of CohnReznick LLP as to Digital Cinema Implementation Partners, LLC’s financial statements.
24.1*	Power of Attorney (Included on the signature page to this Registration Statement)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 21st day of August, 2020.

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Kevin M. Connor
Name: Kevin M. Connor, Esq.
Title: Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Kevin M. Connor and Sean D. Goodman and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Adam M. Aron	Chief Executive Officer, President and Director	August 21, 2020
Adam M. Aron	(Principal Executive Officer)

/s/ Sean D. Goodman	Executive Vice President and Chief Financial Officer	August 21, 2020
Sean D. Goodman	(Principal Financial Officer)

/s/ Chris A. Cox	Senior Vice President and Chief Accounting Officer	August 21, 2020
Chris A. Cox	(Principal Accounting Officer)

	Chairman of the Board	_________, 2020
Lin (Lincoln) Zhang

	Director	_________, 2020
Maojun (John) Zeng

/s/ Anthony J. Saich	Director	August 21, 2020
Anthony J. Saich

/s/ Gary Locke	Director	August 21, 2020
Gary F. Locke

/s/ Howard W. Koch, Jr.	Director	August 21, 2020
Howard W. Koch, Jr.

	Director	_________, 2020
Adam J. Sussman

/s/ Philip Lader	Director	August 21, 2020
Philip Lader

/s/ Kathleen M. Pawlus	Director	August 21, 2020
Kathleen M. Pawlus

/s/ Lee E. Wittlinger	Director	August 21, 2020
Lee E. Wittlinger